UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 29, 2007

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14330	57-1003983
(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Appointment of New Chief Executive Officer and Director.  The Board of Directors of Polymer Group, Inc. (“PGI”) has appointed Veronica M. Hagen, 61, to serve as Chief Executive Officer and as a member of the Board of Directors of PGI (the “Board”) effective April 23, 2007.  Ms. Hagen was previously President and Chief Executive Officer of Sappi Fine Paper North America and a member of the Board of Directors of Jacuzzi Brands, Inc.  Prior to joining Sappi in 2004, she held executive positions with Alcoa, Inc. beginning in 1998, including Vice President and Chief Customer Officer from 2003 to 2004 and Vice President, Alcoa North American Extrusions, from 2001 to 2003.  Ms. Hagen currently serves on the Board of Directors for Newmont Mining Corp.

Ms. Hagen’s term as a director will expire at the 2007 annual meeting of shareholders, subject to PGI’s Amended and Restated By-laws, at which time she will stand for election along with all other PGI directors.

PGI and Ms. Hagen entered into an employment agreement on March 29, 2007, which will become effective as of April 23, 2007 (the “Agreement”), setting forth the terms of her employment as Chief Executive Officer.  Unless earlier terminated in accordance with the provisions thereof, the term of the Agreement is from April 23, 2007 (the “Effective Date”) until April 22, 2010 and will be extended automatically for additional one-year periods unless notice of termination is made by either party three months prior to the end of the term.

Ms. Hagen’s annual base salary will be $650,000 or such higher rate as the Board may determine from time to time.   Ms. Hagen will be eligible to participate in all of PGI’s employee benefit programs for which senior executive employees of PGI and its subsidiaries are generally eligible, including health, life, retirement and disability.  Ms. Hagen will also be entitled to the use of an automobile.

Ms. Hagen will be entitled to participate in PGI’s Short-Term Incentive Compensation Plan (the “Bonus Plan”).  The Board, in its discretion, may award Ms. Hagen annual bonuses in accordance with the Bonus Plan based on annual performance goals to be mutually agreed upon by the Board and Ms. Hagen.  Such annual bonuses may not exceed 100% of her base salary (the “Bonus Award Target”).  For fiscal year 2007, the Agreement guarantees Ms. Hagen the full Bonus Award Target (without proration) as long as she is an employee of good standing on the Payment Date (as defined in the Bonus Plan).

Ms. Hagan will also be entitled to participate in PGI’s 2005 Employee Restricted Stock Plan (the “Equity Plan”), under which she will be granted on the Effective Date an initial award of 100,000 restricted shares of PGI common stock to vest as follows:  (i) 12,500 shares on each of the first four anniversaries of the Effective Date, and (ii) provided certain performance goals established by the Board are met, 12,500 shares on each of the first four anniversaries of the Effective Date.  Ms. Hagan will also be eligible for an annual target award of 50,000 (with a minimum of zero and a maximum of 100,000) restricted shares of PGI common stock under the Equity Plan for the first three anniversaries of the Effective Date to vest over a period of four years at a rate of 25% per year provided certain performance goals established by the Board are met.  The size of such equity awards will be based on the attainment of certain performance goals established by the Board, except that for the 2007 fiscal year grant, the Agreement guarantees Ms. Hagen no less than 25,000 shares which will vest based on service over a period of four years at the rate of 25% per year.

The Agreement will terminate (i) immediately upon Ms. Hagen’s resignation, death or disability, or (ii) upon notice of termination by PGI at any time, with or without “cause” (as defined in the Agreement).  Upon any termination by PGI of Ms. Hagen’s employment without “cause” or upon Ms. Hagen’s resignation with “good reason” (as defined in the Agreement) during the term of the Agreement, Ms. Hagen will be entitled to receive severance payments upon specified conditions in the Agreement.

Such severance payments before a “change in control” (as defined in the Agreement) will be equal to (i) two times the sum of Ms. Hagen’s base salary and the Bonus Award Target for the fiscal year, as in effect immediately prior to the date of her termination, plus (ii) the Bonus Award Target for the fiscal year in which the termination date occurs, multiplied by a fraction equal to the number of days of employment completed by her during the fiscal year in which the termination date occurs divided by 365, and (iii) any annual bonus for a completed fiscal year that has not yet been paid.

Such severance payments after a “change in control” will be equal to (i) three times the sum of Ms. Hagen’s base salary and the Bonus Award Target for the fiscal year, as in effect immediately prior to the “change in control,” plus (ii) the Bonus Award Target prorated as described above, and (iii) any annual bonus for a completed fiscal year that has not yet been paid.

In the event that the Agreement is terminated by PGI without “cause” or by Ms. Hagen with “good reason,” PGI is obligated to provide, at PGI’s expense and for a period of 24 months following Ms. Hagen’s termination, the medical, dental and hospitalization benefits provided to Ms. Hagen and her dependants and beneficiaries immediately prior to the date of termination.

In the event of Ms. Hagen’s disability or death, Ms. Hagen or her heirs, as applicable, will be entitled to receive only her base salary through the date of such event, any annual bonus for a completed fiscal year that has not yet been paid and the Bonus Award Target prorated as described above.

If the Agreement expires and is not renewed in accordance with its terms, is terminated by PGI for “cause” or is terminated upon Ms. Hagen’s resignation (other than for “good reason”), Ms. Hagen will be entitled to receive only her base salary through the date of termination or expiration and will not be entitled to receive any other salary, compensation or benefits from PGI or its subsidiaries, except as otherwise specifically provided for under PGI’s employee benefit plans or as otherwise expressly required by applicable law.

The Agreement also contains a standard confidentiality provision as well as non-competition and non-solicitation agreements for the term of Ms. Hagen’s employment and for a minimum of 12 months after any termination thereof.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement to be filed with the Securities and Exchange Commission.

(b)           Amendment of Chief Financial Officer Employment Agreement.  On March 30, 2007, PGI entered into an amendment to the Executive Employment Agreement, dated March 24, 2006, with Willis C. Moore, III, the Vice President and Chief Financial Officer of PGI (the “Amendment”).  The Amendment (i) extends Mr. Moore’s term of employment by one year to March 31, 2010, and (ii) increases his annual base salary to $380,000 (or such higher rate as the Board may determine from time to time).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment to be filed with the Securities and Exchange Commission.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits.

99.1    Press Release of Polymer Group, Inc. dated April 2, 2007 announcing that Veronica M. Hagen has been appointed chief executive officer and a member of the board of directors, effective April 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.
(Registrant)

Date: April 4, 2007	By:	/s/ Daniel L. Rikard
Daniel L. Rikard
Secretary